UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 331-1112

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2005, we established two new non-qualified deferred compensation plans, The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan and The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II. The new plans are intended to comply with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code and are substantially similar to their respective predecessor plans, except with respect to changes made to the new plans required by Section 409A. Moreover, we suspended the ability of participants to defer additional compensation under the predecessor plans effective December 31, 2004; however, the predecessor plans and the amounts previously deferred under such plans remain our obligations.

The foregoing description of the new plans are qualified in their entirety by reference to the new plans, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits
Exhibit No.Description
10.1 The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan.
10.2 The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

December 20, 2005	By:	/s/ Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan.
10.2	The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II.